Exhibit 10.58

 [PG&E CORPORATION LETTERHEAD]

AMENDMENT TO PG&E CORPORATION
GOLDEN PARACHUTE RESTRICTION POLICY

The PG&E Corporation Golden Parachute Restriction Policy (the “Policy”) is hereby amended as follows:

1.           If any Golden Parachute Benefits (as defined in the Policy) are reduced under the Policy, reduction shall be made in accordance with the following order of priority: (x) first, amounts payable in cash will be reduced in reverse chronological order such that the payment owed on the latest date following the date of the Senior Executive’s employment termination date will be first reduced (with reductions made pro-rata in the event payments are owed at the same time) and (y) second, special benefits and perquisites will be reduced in reverse chronological order such that the benefits and perquisites owed on the latest date following the date of the Senior Executive’s employment termination date will be first reduced (with reductions made pro-rata in the event benefits and perquisites are owed at the same time).

IN WITNESS WHEREOF, PG&E Corporation has caused this Plan to be executed by its Senior Vice President, Human Resources, at the direction of the Chief Executive Officer, on December 31, 2008.

PG&E CORPORATION

By:	JOHN R. SIMON
John R. Simon
Senior Vice President - Human Resources